EXHIBIT 5.1


                    Rubin, Bailin, Ortoli, Mayer & Baker LLP
                                 405 Park Avenue
                               New York, NY 10022

                                                                February 6, 2004


Corporate Road Show.com Inc.
80 Orville Drive - Suite 100
Bohemia, New York 11716

                     Re: REGISTRATION STATEMENT ON FORM SB-2

Dear Ladies and Gentlemen:

           We have acted as counsel to Corporate Road Show.Com Inc. (the "Company"), a New York corporation, in connection with the preparation and filing of Registration Statement No. 333-104815 on Form SB-2/A including a prospectus ("Prospectus") to be filed on February 6, 2004 (the "Registration Statement") covering 2,500,000 shares of Common Stock, par value $0.0001, including authorized but unissued Shares being offered by the Company (collectively, the "Shares"). Pursuant to the Registration Statement, the Shares are to be sold to the public as follows: (i) 2,000,000 by the Company on a self-underwritten basis; and (ii) 500,000 by Mr. Eli Weinstein, the selling shareholder.

           We have examined copies of the Articles of Incorporation, the By-Laws of the Company, the Registration Statement, and such other corporate records, proceedings and documents, including the consents of the Board of Directors of the Company, as we have deemed necessary for the purpose of rendering this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

           We are admitted to the practice of law in the State of New York and we do not express any opinion as to the laws of any other states or jurisdictions, except as to matters of federal law. The opinion expressed herein is based on the laws of New York including applicable statutory provisions, applicable provisions of the New York Constitution and reported judicial decisions interpreting those laws.

           Based upon and subject to the foregoing, we are of the opinion that the Shares, to be issued in accordance with the terms of the offering as set forth in the Prospectus included as part of the Registration Statement, and when issued and paid for, will constitute validly authorized and legally issued Shares, fully paid and non-assessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus.


                                   Very truly yours,


                                   /s/ Rubin, Bailin, Ortoli, Mayer & Baker LLP